Scudder Complex of Funds
                                   Schedule A

                                                       Estimated
          Fund                                         Effective Date
          ----                                         --------------
          Scudder California Tax Free                  8/1/94
          Scudder Cash Investment Trust                8/1/94
          Scudder U.S. Treasury Money                  8/1/94
          Scudder Limited Term Tax Free                8/1/94
          Scudder Mass Limited Term Tax Free           8/1/94
          SFI Managed Cash                             8/1/94
          SFI Managed Federal Securities               8/1/94
          SFI Managed Government Securities            8/1/94
          SIFI Cash                                    8/1/94
          SIFI Federal                                 8/1/94
          SIFI Government                              8/1/94
          Scudder Variable Life Balanced               8/1/94
          Scudder Variable Life Growth & Income        8/1/94
          Scudder Variable Life Capital Growth         8/1/94
          Scudder Variable Life International          8/1/94
          Scudder Variable Life Bond                   8/1/94
          Scudder Variable Life Money Market           8/1/94
          SFI Managed Tax Free                         8/15/94
          SIFI Tax Free                                8/15/94
          Scudder California Tax Free Money            9/15/94
          Scudder Growth & Income                      9/15/94
          SFI Managed Intermediate Government          9/15/94
          Scudder Tax Free Money Fund                  9/15/94
          Scudder New York Tax Free Money              9/15/94
          Scudder Ohio Tax Free                        10/1/94
          Scudder Pennsylvania Tax Free                10/1/94
          Scudder GNMA                                 10/1/94
          Scudder Massachusetts Tax Free               10/1/94
          Scudder New York Tax Free                    10/1/94
          Scudder Capital Growth                       10/1/94
          Scudder Value                                10/1/94
          Scudder Quality Growth                       10/1/94
          Scudder Medium Term Tax Free                 10/1/94
          Scudder Zero Coupon 2000                     10/1/94
          Scudder High Yield Tax Free                  10/15/94
          Scudder Managed Municipal Bond               10/15/94
          Scudder Balanced                             11/1/94
          Scudder Income                               11/1/94
          Scudder Global Fund                          1/1/95
          Scudder Gold                                 1/1/95
          Short Term Bond                              1/1/95
          AARP Balanced Stock & Bond                   3/1/95
          AARP Capital Growth                          3/1/95
          AARP GNMA                                    3/1/95
          AARP Growth & Income                         3/1/95
          AARP High Quality Bond                       3/1/95
          AARP High Quality Money                      3/1/95
          AARP HQ Tax Free Money                       3/1/95
          AARP Ins TF General Bond                     3/1/95
          First Iberian                                4/1/95